ITEM 77 C

A Special Meeting of Shareholders of Riggs Large Cap
Growth Fund ("Large Cap Growth Fund", a portfolio of
Riggs Funds, was held on November 6, 2002. The following items, which are required to be reported under this SUB-ITEM 77C, were voted on at the meeting:

1. To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which Federated
Growth Strategies Fund ("Growth Strategies Fund"), a portfolio of Federated Equity Funds, would acquire all of the assets of Large Cap Growth Fund in exchange for Class A Shares of Growth Strategies Fund to be distributed pro rata by Large Cap Growth Fund to its shareholders, in complete liquidation and termination of Large Cap Growth Fund

Shares voted affirmatively ................2,266,859
Shares voted negatively ...................1,373
Shares abstaining ........................ 1,666




The Definitive Proxy Statement for this Special Meeting was filed with the Securities and Exchange Commission on October 7, 2003, and is incorporated by reference.
(File No. 811-4017)


ITEM 77 Q.1(a)
Riggs Funds
Amendment No. 12
to the Declaration of Trust
dated April 1, 1991

     THIS Declaration of Trust is amended as follows:

Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

"Section 5.  Establishment and Designation of
Series or Class.

Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class, or to modify the rights and preferences of any existing Series or Class the Series and Classes of the Trust are established and designated as:

Riggs Bond Fund
Class R Shares
Riggs Intermediate Tax-Free Bond Fund
Class R Shares
Riggs Prime Money Market Fund
Class R Shares
Class Y Shares
Riggs Short Term Tax-Free Bond Fund
Class R Shares
Riggs Small Company Stock Fund
Class R Shares
Class Y Shares
Riggs Stock Fund
Class R Shares
Class Y Shares
Riggs U.S. Government Securities Fund
Class R Shares
Class Y Shares
Riggs U.S. Treasury Money Market Fund
Class R Shares
Class Y Shares

	The undersigned hereby certify that the
above-stated amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 13th day of February, 2003.

	WITNESS the due execution hereof this 13th day of February, 2003.


/s/ John F. Donahue	/s/ Lawrence D. Ellis, M.D.
John F. Donahue	Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley	/s/ Peter E. Madden
Thomas G. Bigley	Peter E. Madden

/s/ John T. Conroy, Jr.	/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.	Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis	/s/ John E. Murray, Jr.
Nicholas P. Constantakis	John E. Murray, Jr.

/s/ John F. Cunningham	/s/ Marjorie P. Smuts
John F. Cunningham	Marjorie P. Smuts

/s/ J. Christopher Donahue	/s/ John S. Walsh
J. Christopher Donahue		John S. Walsh


Item 77 Q.1(b)

Riggs Funds
Amendment #5
to the By-Laws
(effective August 23, 2002)
Strike Sections 2 and 3 of Article II and replace with the following:

	Section 2.  Chairman of the Trustees
("Chairman"). The Chairman, if there be a Chairman, shall preside at the meetings of shareholders and of the Board of Trustees and shall perform such other duties as may be assigned to him from time to time by the Trustees.

	Section 3.  President.  The President
shall be the principal executive officer of the Trust. The President, in the absence of the Chairman, shall perform all duties and may exercise any of the powers of the Chairman subject to the control of the other Trustees. He shall counsel and advise the Chairman on matters of major importance. He shall have general supervision over the business of the Trust and policies of the Trust. He shall employ and define the duties of all employees of the Trust, shall have power to discharge any such employees, shall exercise general supervision over the affairs of the Trust and shall perform such other duties as may be assigned to him from time to time by the Trustees, the Chairman or the Executive Committee.